                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 18, 2002



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

               1-1105                                  13-4924710

      (Commission File Number)             (IRS Employer Identification No.)


      900 Routes 202-206 North                           07921
      Bedminster, New Jersey

 (Address of Principal Executive                       (Zip Code)
            Offices)


       Registrant's telephone number, including area code: (800) 257-7865


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

   A New York                    Commission File             I.R.S. Employer
   Corporation                      No. 1-1105                No.13-4924710
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Form 8-K                                                     AT&T Corp.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On November 18, 2002, AT&T spun-off AT&T Broadband and simultaneously AT&T Broadband and Comcast Corporation merged into subsidiaries of a new company. The merger was accomplished through an exchange of stock to AT&T shareowners, who received 0.3235 of a share of Comcast Corporation Class A common stock for each share of AT&T they owned at market close on November 15, 2002, the record date. Approximately 1.2 billion Comcast shares were received at a value of approximately $31 billion, based on the Comcast stock price on November 18, 2002. AT&T shareowners own a 56% economic stake and an approximate 66% voting interest in the new company.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(b) PRO FORMA FINANCIAL INFORMATION

         Pursuant to paragraph (b)(1) of Item 7 of Form 8-K, AT&T is furnishing pro forma financial information in Exhibit 99.1.

(c) EXHIBITS

Exhibit 99.1 AT&T Corp. unaudited pro forma combined condensed financial results at and for the nine months ended September 30, 2002 and unaudited combined condensed statements of operations for the period ended September 30, 2001, and for the years ended December 31, 2001, 2000 and 1999.
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Form 8-K                                                        AT&T Corp.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               AT&T CORP.




                               /s/  N. S. Cyprus
                               ----------------------------------
                               By:  N. S. Cyprus
                                    Vice President and Controller

December 2, 2002